Exhibit 99.1
Investor / Media Relations
Jeff Grosklags
Senior Vice President
Phone: 952.525.5074

                   METRIS REPORTS NET INCOME OF $27.6 MILLION

     MINNETONKA, Minn. (April 20, 2005) - Metris Companies Inc. (NYSE: MXT) today reported net income of $27.6 million for the quarter ended March 31, 2005, or earnings of $0.15 per diluted common share. This compares to net income of $41.6 million for the quarter ended March 31, 2004, or earnings of $0.30 per diluted common share.

     "We are very pleased with the operating results posted in the first quarter," said Metris Chairman and Chief Executive Officer David Wesselink. "We saw substantial improvement in the performance of our credit card portfolio. The three-month average excess spread in the Metris Master Trust was 6.47%, which was considerably higher than the fourth quarter 2004 three-month average of 4.86%. As of March 31, 2005, the two-cycle plus delinquency rate in the Metris Master Trust was 8.3%, the lowest in almost four years, while the first-cycle delinquency rate of 4.1% in the Metris Master Trust is the lowest in our history. The decline in delinquencies is an encouraging sign for loss rates in the months ahead."

Operating  Data

     New account originations for the quarter ended March 31, 2005 were 163,000. Gross active accounts were 2.2 million as of March 31, 2005, compared to 2.2 million as of December 31, 2004 and 2.4 million as of March 31, 2004. The Company's managed credit card loans were $6.2 billion as of March 31, 2005, compared to $6.6 billion as of December 31, 2004 and $7.5 billion as of March 31, 2004. The Company's owned credit card loan portfolio was $62.0 million as of March 31, 2005, compared to $74.1 million as of March 31, 2004.

     The managed two-cycle plus delinquency rate was 8.3% as of March 31, 2005, compared to 9.1% as of December 31, 2004 and 10.4% as of March 31, 2004. The owned two-cycle plus delinquency rate was 10.0% as of March 31, 2005, compared to 11.4% as of December 31, 2004 and 15.0% as of March 31, 2004.

     The managed net charge-off rate was 14.5% for the first quarter of 2005, compared to 15.5% in the previous quarter and 17.8% for the first quarter of 2004. The owned net charge-off rate was 10.1%, compared to 13.2% in the previous quarter and 71.0% in the first quarter of 2004.

Metris  Master Trust Data

     The three-month average excess spread in the Metris Master Trust was 6.47% for the period ended March 31, 2005, compared to 4.86% for the period ended December 31, 2004 and 4.61% for the period ended March 31, 2004. The three-month average excess spread in the Metris Master Trust for the period ended March 31, 2005 includes an incremental 28 basis points of yield due to recoveries resulting from sales of certain charged-off receivables, including cease and desist, efforts exhausted and dismissed bankruptcies. Sales of these types of charged-off receivables are not conducted monthly, but are conducted periodically dependent on market pricing. The reported two-cycle plus delinquency rate in the Metris Master Trust was 8.3% as of March 31, 2005, compared to 9.2% as of December 31, 2004 and 10.5% as of March 31, 2004. The three-month average gross default rate of the Metris Master Trust was 17.1% for the period ended March 31, 2005, compared to 17.5% for the period ended December 31, 2004 and 19.3% for the period ended March 31, 2004.

Liquidity and Funding

     Consolidated total liquid assets were $307.2 million as of March 31, 2005, representing an $89.9 million decrease from $397.1 million as of December 31, 2004. The amount of total liquid assets held by our wholly owned subsidiary, Direct Merchants Credit Card Bank, N.A., was $183.2 million as of March 31, 2005 and $167.5 million as of December 31, 2004. The liquidity reserve deposit, which is not included in total liquid assets, was $64.0 million as of March 31, 2005, compared to $79.7 million as of December 31, 2004.

     Outstanding corporate debt was $324.2 million and $373.6 million as of March 31, 2005 and December 31, 2004, respectively. Off-balance-sheet funding was $4.9 billion, with $200 million in unused conduit capacity as of March 31, 2005, compared to $5.3 billion of off-balance-sheet funding with $840 million in unused conduit capacity as of December 31, 2004. The decrease in the unused conduit capacity was primarily due to the defeasance of the $900 million series 2002-3 asset-backed securities from the Metris Master Trust that the Company announced on February 1, 2005. Series 2002-3 was defeased through use of the two-year conduit facility and was scheduled to mature in May 2005. The Company also issued $52.8 million of asset-backed securities from the Metris Secured Note Trust 2004-2 during January of 2005. The asset-backed securities are set to mature on October 20, 2006 and were rated Ba2/BB+ by Moody's Investors Service, Inc. and Fitch Inc., respectively. Proceeds from the issuance were used to make an optional $50 million prepayment on the Company's Senior Notes due 2006. The Company expensed approximately $2.0 million in costs and charges related to the prepayment.

     Subsequent to March 31, 2005, the Company issued $544 million in series 2005-1 asset-backed securities from the Metris Master Trust. Following the issuance of series 2005-1, unused conduit capacity increased to $850 million as of April 20, 2005. In addition, the Company made an optional prepayment of $75 million on its senior-secured credit agreement due May 2007, which will result in approximately $6.5 million in costs and charges. The impact of these transactions will be reflected in the second quarter of 2005.

Results of Operations - Revenues

     Revenues for the quarter ended March 31, 2005 were $150.5 million, a $28.1 million or 15.7% decrease from $178.6 million for the quarter ended March 31, 2004. Securitization income was $108.1 million for the quarter ended March 31, 2005, a reduction of $10.9 million from the comparable period in 2004. This decrease is primarily due to a $28.0 million increase in loss on new securitizations and a $42.9 million decrease in the change in fair market value revenue, partially offset by a $14.0 million increase in interest-only revenue and a $32.1 million decrease in transaction and other costs. The increase in the loss on new securitizations resulted primarily from the loss on the defeasance of Series 2002-3, partially offset by a gain on the $52.8 million 2004-2 BB bond issuance during the current period. The decrease in the change in fair market value revenue from the first quarter of 2004 is primarily due to a $42.3 million decrease in the change in fair market value related to the change in conduit borrowings and receivable attrition, and an $8.6 million decrease due to lower levels of trapped excess spread released. These decreases were partially offset by a $10.3 million increase in fair market value due to the reduction of the discount rate for contractual retained interest, transferor and restricted cash from 16.0% to 15.0%. The increase in interest-only revenue resulted from a 186 basis point increase in average excess spread partially offset by a $1.3 billion reduction in average principal receivables. The $32.1 million decrease in transaction costs resulted from a reduction in financing activity during the first quarter of 2005 over the comparable period in 2004.

     Servicing income on securitized receivables was $29.4 million, a decrease of $6.8 million from the first quarter of 2004 due to a $1.3 billion reduction in average principal receivables in the Metris Master Trust. Credit card loan fees, interchange and other income was $2.8 million, a decrease of $8.0 million from the first quarter of 2004 due primarily to the reduction in average owned credit card loans of $61.4 million between the two periods. Enhancement services income was $3.5 million for the first quarter of 2005, a decrease of $4.0 million from the first quarter of 2004 primarily due to the declining number of memberships resulting from a declining portfolio. The $1.8 million gain on sale of membership and warranty business resulted from the recognition of the remaining deferred portion of the gain due to the expiration of our obligations under a temporary servicing agreement with the purchaser.

Results of Operations - Expenses

     Total expenses were $108.2 million for the quarter ended March 31, 2005, a $6.1 million decrease from $114.3 million for the quarter ended March 31, 2004. This decrease was primarily due to lower compensation, data processing services and communications, credit protection claims and occupancy expenses due to a reduction in gross active accounts. Partially offsetting this decrease was credit card account and other product solicitation and marketing expenses, which were $19.1 million during the first quarter of 2005 compared to $15.9 million for the quarter ended March 31, 2004. This increase of $3.2 million was due primarily to the increase in account marketing.

     Metris Companies Inc. (NYSE: MXT), based in Minnetonka, Minn, is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.


     Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law.
Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential impact of any failure to operate in accordance with OCC directives, including those included in our Modified Operating Agreement; the ability of regulators to impose restrictions on Direct Merchants Bank that could negatively impact our operations or financial results; the risk that failure to comply with applicable laws and regulations, and adverse changes in those laws or regulations, could have a negative impact on our financial results and could adversely affect our ability to conduct our business in a profitable manner; the fact that we are the subject of an SEC investigation; that the occurrence of certain events could result in early amortization (required repayment) of the securities issued by the Metris Master Trust and also cause all amounts outstanding under our credit agreement and our existing senior notes to become due and payable; that our target consumers generally have higher default rates and may be impacted more by general economic and social factors than lower default consumers; that we require a high degree of liquidity to operate our business, and an inability to access funding at the times and in the amounts that we need could adversely affect our ability to operate or our financial results; that we are the subject of an Internal Revenue Service examination; that changes in the interest rates on the funds we borrow and the amounts we loan to our credit card customers could adversely affect our financial results; the fact that we face intense competition; the fact that our financial results could be negatively impacted by fluctuations in our interests in our securitizations; the fact that our restatements of financial results have had, and may in the future continue to have, adverse effects on us; the risk that disputes affecting MasterCard and Visa could negatively impact our operations and financial results; and the fact that we are exposed to other industry-wide risks that could adversely affect our financial performance.

     For further information on risks that could impact us and the statements contained in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K, as amended.

     Metris Companies Inc. will host a live conference call on Thursday, April 21, 2005, at 11:00 a.m. Eastern Time. The press and public are invited to listen to a live webcast of the call by registering at http://www.metriscompanies.com. Click on the Investor Relations icon to participate. A replay of the webcast will be available from April 21, 2005, at 2:00 p.m. Eastern Time through April 28, 2005, at midnight. A recorded version of the conference call will be available for investors by calling 1-800-405-2236, reservation 11027480#. The recording will also be available from 2:00 p.m. Eastern Time on April 21, 2005 until midnight on Thursday, April 28, 2005.




METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data)

                                                                           March 31,
                                                                             2005                     December 31,
                                                                          (unaudited)                     2004
                                                                         -------------               --------------
Assets
Cash and due from banks                                                 $       19,772              $        25,198
Federal funds sold                                                              46,150                       22,450
Short-term investments                                                         241,316                       43,070
Available for sale securities                                                       --                      306,409
Liquidity reserve deposit                                                       63,977                       79,746
Credit card loans                                                               61,956                       68,230
Less: Allowance for loan losses                                                  9,830                       12,409
                                                                         -------------               --------------
  Net credit card loans                                                         52,126                       55,821
                                                                         -------------               --------------
Retained interests in loans securitized                                        865,576                      784,135
Property and equipment, net                                                     23,293                       24,135
Other receivables due from credit card securitizations, net                     86,841                       68,021
Other assets                                                                    62,706                       72,494
                                                                         -------------               --------------
      Total assets                                                      $    1,461,757              $     1,481,479
                                                                         =============               ==============

Liabilities
Debt                                                                    $      324,231              $       373,624
Accounts payable                                                                25,190                       37,619
Accrued expenses and other liabilities                                         137,014                      122,934
                                                                         -------------               --------------
      Total liabilities                                                        486,435                      534,177
                                                                         -------------               --------------

Stockholders' Equity
Convertible preferred stock, par value $.01 per share;
      10,000,000 shares authorized, 1,412,407 and 1,381,327
      shares issued and outstanding, respectively                              526,122                      514,545
Common stock, par value $.01 per share;
      300,000,000 shares authorized, 65,225,015 and
      65,182,416 issued, respectively                                              652                          652
Paid-in capital                                                                234,428                      233,989
Treasury stock - 7,055,300 shares                                              (58,308)                     (58,308)
Retained earnings                                                              272,428                      256,424
                                                                         -------------               --------------
      Total stockholders' equity                                               975,322                      947,302
                                                                         -------------               --------------
      Total liabilities and stockholders' equity                        $    1,461,757              $     1,481,479
                                                                         =============               ==============

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                                  Three Months Ended
                                                                                      March 31,
                                                                              2005                    2004
                                                                       ------------------      ------------------
Revenues:
Loss on new securitizations of receivables to the
 Metris Master Trust                                                  $           (29,161)    $            (1,246)
Loss on replenishment of receivables to the
 Metris Master Trust                                                              (11,497)                (23,927)
Discount accretion                                                                 61,329                  59,970
Interest-only revenue                                                              88,885                  74,932
Change in fair value of retained interests in loans securitized                     5,112                  47,965
Transaction and other costs                                                        (6,612)                (38,709)
                                                                       ------------------      ------------------
Securitization income                                                             108,056                 118,985

Servicing income on securitized receivables                                        29,420                  36,237
Credit card loan and other interest income                                          4,948                   5,106
Credit card loan fees, interchange and other income                                 2,780                  10,816
Enhancement services income                                                         3,465                   7,480
Gain on sale of membership and warranty business                                    1,800                      --
                                                                       ------------------      ------------------
 Total revenues                                                                   150,469                 178,624
                                                                       ------------------      ------------------

Expenses:
Interest expense                                                                   11,381                  13,931
Benefit for loan losses                                                              (948)                 (6,092)
Credit card account and other product solicitation and
 marketing expenses                                                                19,147                  15,932
Employee compensation                                                              36,509                  38,945
Data processing services and communications                                        12,000                  16,472
Credit protection claims expense                                                    5,413                   6,348
Occupancy and equipment                                                             4,893                   6,401
Other                                                                              19,759                  22,375
                                                                       ------------------      ------------------
  Total expenses                                                                  108,154                 114,312
                                                                       ------------------      ------------------

Income before income taxes                                                         42,315                  64,312
Income tax expense                                                                 14,734                  22,702
                                                                       ------------------      ------------------
Net income                                                                         27,581                  41,610
Convertible preferred stock dividends                                              11,577                  10,591
                                                                       ------------------      ------------------
Net income after preferred dividends                                  $            16,004     $            31,019
                                                                       ==================      ==================

Earnings per common share:
 Distributed                                                          $                --     $                --
 Undistributed                                                                       0.15                    0.30
                                                                       ------------------      ------------------
 Total Basic                                                          $              0.15     $              0.30
                                                                       ==================      ==================

 Total Diluted                                                        $              0.15     $              0.30

Shares used to compute earnings per common share:
 Basic                                                                             58,146                  57,791
 Diluted                                                                           58,994                  58,318


METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Quarterly Financial Information and Earnings per Share Data (In thousands, except per-share data) (unaudited)

                                                               Three Months Ended
                                                            March 31,     December 31,     September 30,    June 30,     March 31,
                                                              2005           2004              2004           2004         2004
                                                            ---------     -----------      ------------    ----------    ---------
Revenues:
Loss on new securitizations of receivables to the
 Metris Master Trust                                      $  (29,161)    $  (51,735)        $       --    $  (90,640)   $   (1,246)
Loss on replenishment of receivables to the
 Metris Master Trust                                         (11,497)       (16,840)           (21,972)      (25,454)      (23,927)
Discount accretion                                            61,329         69,168             63,747        61,570        59,970
Interest-only revenue                                         88,885         75,325             87,316        55,137        74,932
Change in fair value of retained interests in
    loans securitized                                          5,112         20,314             25,518        20,718        47,965
Transaction and other costs                                   (6,612)        (9,539)            (6,634)      (45,674)      (38,709)
                                                           ---------      ---------          ---------     ---------     ---------
 Securitization income (expense)                             108,056         86,693            147,975       (24,343)      118,985

Servicing income on securitized receivables                   29,420         31,085             32,496        33,847        36,237
Credit card loan and other interest income                     4,948          5,435              4,549         5,010         5,106
Credit card loan fees, interchange and other income            2,780          2,150              3,736         5,264        10,816
Enhancement services income                                    3,465          4,939              5,692         6,976         7,480
Gain on sale of membership and warranty business               1,800             --                 --            --            --
                                                           ---------      ---------          ---------     ---------     ---------
 Total revenues                                              150,469        130,302            194,448        26,754       178,624
                                                           ---------      ---------          ---------     ---------     ---------

Expenses:
Interest expense                                              11,381         13,740             14,056        18,714        13,931
(Benefit) provision for loan losses                             (948)           413              1,408          (491)       (6,092)
Credit card account and other product solicitation
  and marketing expenses                                      19,147         29,810             17,190        15,726        15,932
Employee compensation                                         36,509         35,131             31,554        35,723        38,945
Data processing services and communications                   12,000         12,489             12,203        13,777        16,472
Credit protection claims expense                               5,413          3,086              3,421         5,036         6,348
Occupancy and equipment                                        4,893          4,764              5,442         5,984         6,401
Other                                                         19,759         27,964             23,985        28,735        22,375
                                                           ---------      ---------          ---------     ---------     ---------
 Total expenses                                              108,154        127,397            109,259       123,204       114,312
                                                           ---------      ---------          ---------     ---------     ---------

Income (loss) before income taxes                             42,315          2,905             85,189       (96,450)       64,312
Income tax expense (benefit)                                  14,734          2,208             23,425       (26,124)       22,702
                                                           ---------      ---------          ---------     ---------     ---------
Net income (loss)                                             27,581            697             61,764       (70,326)       41,610
Convertible preferred stock dividends                         11,577         11,323             11,073        10,830        10,591
                                                           ---------      ---------          ---------     ---------     ---------
Net (loss) income after preferred dividends              $    16,004     $  (10,626)        $   50,691    $  (81,156)   $   31,019
                                                           =========      =========          =========     =========     =========

Earnings (loss) per common share(1):
Distributed earnings - Preferred                         $    11,577     $   11,323         $   11,073    $   10,830    $   10,591
Weighted average preferred shares                              1,381          1,351              1,321         1,292         1,264
                                                           ---------      ---------          ---------     ---------     ---------
Distributed earnings per share - Preferred               $      8.38     $     8.38         $     8.38    $     8.38    $     8.38
                                                           =========      =========          =========     =========     =========

Undistributed earnings (loss)                            $    16,004     $  (10,626)        $   50,691    $  (81,156)   $   31,019
Preferred ownership on a converted basis                          44%            44%                44%           44%           44%
                                                           ---------      ---------          ---------     ---------     ---------

Preferred stockholders' interest in undistributed
 earnings (loss)(2)                                      $     7,042             --         $   22,304    $       --    $   13,648
                                                           ---------      ---------          ---------     ---------     ---------
Weighted average preferred shares                              1,381          1,351              1,321         1,292         1,264
                                                           ---------      ---------          ---------     ---------     ---------
Undistributed earnings per share - Preferred             $      5.10     $       --         $    16.88    $       --    $    10.80
                                                           =========      =========          =========     =========     =========

Undistributed earnings (loss)                            $    16,004     $  (10,626)        $   50,691    $  (81,156)   $   31,019
Common ownership                                                  56%            56%                56%           56%           56%
                                                           ---------      ---------          ---------     ---------     ---------
Common stockholders' interest in undistributed
 earnings (loss)(2)                                      $     8,962     $  (10,626)        $   28,387    $  (81,156)   $   17,371
                                                           ---------      ---------          ---------     ---------     ---------
Weighted average common shares and common share
 equivalents                                                  58,994         58,083             58,710        57,924        58,318
                                                           ---------      ---------          ---------     ---------     ---------
Undistributed common earnings (loss) per share
 - Diluted                                               $      0.15     $    (0.18)        $     0.48    $    (1.40)   $     0.30
                                                           =========      =========          =========     =========     =========


(1) In accordance with Emerging Issues Task Force Issue No. 03-6 "Participating
Securities and the Two-Class Method under FASB Statement 128," earnings per common share are calculated as net income after preferred dividends, less undistributed income allocated to preferred stockholders', divided by the sum of weighted average common shares outstanding. For diluted earnings per share purposes, common share equivalents are added to the weighted average common shares outstanding unless they are determined to be anti-dilutive. Common share equivalents do not include an assumed conversion of preferred securities.

(2) Preferred stockholders' do not participate in any undistributed losses with common stockholders'.


METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)

                                                                             Three Months Ended
                                                  March 31,      December 31,   September 30,    June 30,       March 31,
                                                     2005           2004            2004           2004            2004
                                                  ----------     ----------     -----------     ----------     -----------
Metris Master Trust:
Restricted Cash
Cash restricted due to performance               $    35,059    $    36,367     $    94,427    $   119,703     $   156,305
Cash restricted due to corporate debt ratings         13,187         13,187          13,187         13,187          13,187
Other non-performance based cash restricted           62,296         37,770          44,716         59,667          35,663
                                                  ----------     ----------     -----------     ----------     -----------
Total cash restricted                            $   110,542    $    87,324     $   152,330    $   192,557     $   205,155
                                                  ==========     ==========     ===========     ==========     ===========


Gross Yield(1)                                        28.73%         27.03%          26.49%         26.75%          27.46%
Principal defaults                                    17.08%         17.52%          16.79%         19.24%          19.26%
Interest expense and servicing fees                    5.18%          4.65%           4.12%          3.68%           3.59%
                                                  ----------     ----------     -----------     ----------     -----------
Average excess spread                                  6.47%          4.86%           5.58%          3.83%           4.61%
                                                  ==========     ==========     ===========     ==========     ===========

Average principal receivables                    $ 5,960,984   $  6,180,757    $  6,460,243   $  6,801,726    $  7,281,487
Ending gross receivables                         $ 6,050,712   $  6,443,919    $  6,654,178   $  6,944,214    $  7,396,229
Ending principal receivables                     $ 5,753,684   $  6,117,669    $  6,304,711   $  6,580,659    $  6,995,478
Total two-cycle plus delinquency rate                   8.3%           9.2%            9.7%           9.5%           10.5%
Principal two-cycle plus delinquency rate               7.0%           7.7%            8.2%           7.9%            8.7%
Average enhancement levels                             12.5%          12.1%           11.1%          11.7%           10.8%

Selected Operating Data - Owned Basis:
Balance Sheet
Total liquid assets
MCI and non-bank subsidiaries                    $   124,027   $    229,600    $    230,400   $    234,700    $    137,365
Direct Merchants Bank                                183,211        167,527         173,130        166,529         182,680
                                                  ----------     ----------     -----------     ----------     -----------
                                                 $   307,238   $    397,127    $    403,530   $    401,229    $    320,045
                                                  ==========     ==========     ===========     ==========     ===========
Retained interests in loans securitized:
        Contractual retained interests           $   516,983   $    537,945    $    493,574   $    525,085    $    574,275
        Excess transferor's interests                180,886        105,237         158,307         52,255          32,031
        Interest-only strip receivable                83,460         82,672          73,075         47,290          26,652
        Spread accounts receivable                    84,247         58,281         114,452        136,983         161,457
                                                  ----------     ----------     -----------     ----------     -----------
                                                  ----------     ----------     -----------     ----------     -----------
                                                 $   865,576   $    784,135    $    839,408   $    761,613    $    794,415
                                                  ==========     ==========     ===========     ==========     ===========
Valuation assumptions:
        Monthly payment rate                            7.7%           7.6%            7.5%           7.3%            7.0%
        Gross yield                                    26.3%          25.9%           25.5%          25.7%           25.2%
        Annual interest expense and servicing fee       5.4%           5.0%            4.7%           4.8%            4.0%
        Annual gross principal default rate            18.2%          18.4%           18.6%          19.5%           20.4%
        Weighted average months to maturity             18.7           20.1            20.8           24.4            19.6

Average total stockholders' equity               $   958,492   $    953,794    $    914,917   $    912,051    $    969,540
Total stockholders' equity                       $   975,322   $    947,302    $    945,657   $    882,746    $    952,812
Common stockholders' equity                      $   449,200   $    432,757    $    442,435   $    390,597    $    471,493
Common shares outstanding                             58,170         58,127          58,044         57,957          57,908
Preferred securities on a converted basis             45,054         45,054          45,054         45,054          45,054
Total book value                                 $      9.45   $       9.18    $       9.17   $       8.57    $       9.25
Common stockholders' book value                  $      7.72   $       7.45    $       7.62   $       6.74    $       8.14


(1) Includes cash flows from finance charges, late, overlimit, debt waiver and cash advance fees, bad debt recoveries and interchange income.

METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands) (unaudited)

                                                                               Three Months Ended
                                                    March 31,      December 31,     September 30,     June 30,       March 31,
                                                     2005            2004               2004            2004           2004
                                                   ---------       ---------        ------------      --------       ---------
Selected Operating Data - Owned Basis:
Income Statement
Loss on new securitizations of receivables to
 the Metris Master Trust:
 Defeasance of maturing ABS series into conduit   $  (34,525)(1)  $ (16,559)(3)     $       --       $  (78,008)(5)  $      --
 Amortizing term series financing                          -              -                 --               --         (1,246)(7)
 New term ABS transactions                                 -        (35,176)(4)             --          (12,632)(6)         --
 Issuance of BB bonds                                  5,364(2)          --                 --               --             --
                                                   ---------       --------          ---------        ---------       --------
                                                    (29,161)        (51,735)                --          (90,640)        (1,246)
Loss on replenishment of receivables to the
Metris Trust                                        (11,497)        (16,840)           (21,972)         (25,454)       (23,927)
Discount Accretion                                   61,329          69,168             63,747           61,570         59,970
Interest-only revenue:
Gross Yield8                                        414,405         414,140            424,823          441,130        486,792
Principal defaults                                  249,571         271,603            271,715          324,723        348,090
Interest expense and servicing fees                  75,949          67,212             65,792           61,270         63,770
                                                   --------        --------          ---------        ---------       --------
                                                     88,885          75,325             87,316           55,137         74,932

Change in fair value of retained interests in
  loans securitized                                   5,112          20,314             25,518           20,718         47,965
Transaction and other costs                          (6,612)         (9,539)            (6,634)         (45,674)       (38,709)
                                                   --------        --------          ---------        ---------       --------
Securitization income (expense)                   $ 108,056       $  86,693         $  147,975       $  (24,343)     $ 118,985
                                                   ========        ========          =========        =========       ========

Other Expenses
MasterCard/Visa assessment and fees               $   1,677       $   1,881         $    1,625       $    1,547      $   1,809
Credit card fraud losses                                533             619                696              433            510
Legal fees                                              861           2,306              2,788            1,929            219
Collection and risk management                        3,091           3,066              3,301            3,173          4,094
Other professional fees                               4,581           5,317              5,318            4,006          5,402
Purchased portfolio premium amortization              1,709           1,557              2,241            2,105          2,397
Asset impairment, lease write-offs and severance         35             682              1,263            1,791          1,461
General and administrative expenses                   4,674           4,919              5,993            8,242          6,483
Other                                                 2,598           7,617                760            5,509             --
                                                   --------        --------          ---------        ---------       --------
Total other expenses                              $  19,759       $  27,964         $   23,985       $   28,735      $  22,375
                                                   ========        ========          =========        =========       ========


(1) Loss represents $204 million retained bond (18.5% required subordination) discounted at 16% for 15 months and a $33 million spread account floor discounted at 16% for 15 months, partially offset by the present value of future
15 months assumed excess spread discounted at 30%.

(2) Gain represents the reversal of the remaining discount (16% over 21 months) on a $53 million retained bond, partially offset by a $7 million interest reserve account discounted at 16% for 21 months and increased interest expense on $53 million of BB bonds discounted monthly at 30%.

(3) Loss represents discount on a $82 million retained bond (18.5% required subordination) discounted at 16% for 18 months and a $15 million spread account floor discounted at 16% for 18 months, partially offset by the present value of future 18 months assumed excess spread discounted at 30%.

(4) Loss represents discount on $155 million retained bond (20.5% required subordination) discounted at 16% for 23 months, partially offset by the present value of future 23 months assumed excess spread discounted at 30%.

(5) Loss represents discount on a $250 million retained bond (18.5% required subordination) at 16% for 24 months and a $47 million spread account floor discounted at 15.25% for 24 months, partially offset by the present value of future 24 months assumed excess spread discounted at 30%.

(6) Loss represents discount on $27 million retained bond (12% required subordination) discounted at 16% for 36 months and a $7 million spread account floor discounted at 15.25% for 36 months, partially offset by the present value of future 36 months assumed excess spread discounted at 30%.

(7) Loss represents discount on a $113 million retained bond (18.5% required subordination) at 16% for one month, partially offset by the present value of future one month assumed excess spread discounted at 30%.

(8) Includes cash flows from finance charges, late, overlimit, debt waiver and cash advance fees, bad debt recoveries and interchange income.


METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands) (unaudited)

The following information is not in conformity with accounting principles generally accepted in the United States of America; however, we believe the information is relevant to understanding the overall financial condition and results of operations of the Company.

                                                                             Three Months Ended
                                                 March 31,       December 31,    September 30,      June 30,       March 31,
                                                   2005              2004            2004             2004           2004
                                                 ---------       -----------      ----------       ---------       ---------
Selected Operating Data - Managed Basis:
Account Originations
 Partner                                                34               42               28              15               9
 Non-partner                                           129              166               90              81              49
                                                 ---------       ----------       ----------       ---------       ---------
 Total account originations                            163              208              118              96              58
                                                ==========       ==========       ==========       =========       =========

Gross active accounts
 Historical vintages(1)                              1,555            1,678            1,802           1,947           2,112
 New vintages(1)                                       613              499              375             292             239
                                                ----------       ----------       ----------       ---------       ---------
                                                     2,168            2,177            2,177           2,239           2,351
                                                ==========       ==========       ==========       =========       =========
Period-end loans
 Historical vintages(1)                        $ 5,261,812      $ 5,787,904      $ 6,164,106     $ 6,596,605     $ 7,142,451
 New vintages(1)                                   908,165          792,316          617,358         486,550         393,550
                                                ----------       ----------       ----------       ---------       ---------
                                               $ 6,169,977      $ 6,580,220      $ 6,781,464     $ 7,083,155     $ 7,536,001
                                                ==========       ==========       ==========       =========       =========
Period-end loans(2):
 Credit card loans                             $    61,956      $    68,230      $    70,389     $    72,491     $    74,085
 Receivables held by the Metris Master Trust     6,108,021        6,511,990        6,711,075       7,010,664       7,461,916
                                                ----------       ----------       ----------       ---------       ---------
 Managed                                       $ 6,169,977      $ 6,580,220      $ 6,781,464     $ 7,083,155     $ 7,536,001
                                                ==========       ==========       ==========       =========       =========
Average loans(2):
 Credit card loans                             $    65,571      $    69,310      $    72,581     $    80,779     $   126,957
 Receivables held by the Metris Master Trust     6,346,605        6,589,913        6,892,481       7,258,288       7,787,351
                                                ----------       ----------       ----------       ---------       ---------
 Managed                                       $ 6,412,176      $ 6,659,223      $ 6,965,062     $ 7,339,067     $ 7,914,308
                                                ==========       ==========       ==========       =========       =========
Two-cyle plus delinquencies:
 Credit card loans                             $     6,205      $     7,781      $     8,886     $     9,321     $    11,079
 Receivables held by the Metris Master Trust       504,840          593,819          648,321         658,650         773,592
                                                ----------       ----------       ----------       ---------      ----------
 Managed                                       $   511,045      $   601,600      $   657,207     $   667,971     $   784,671
                                                ==========       ==========       ==========       =========      ==========
Two-cycle plus delinquency ratio:
 Credit card loans                                    10.0%            11.4%            12.6%           12.9%           15.0%
 Receivables held by the Metris Master Trust           8.3%             9.1%             9.7%            9.4%           10.4%
 Managed                                               8.3%             9.1%             9.7%            9.4%           10.4%
Net charge-offs
 Credit card loans                             $     1,632      $     2,298      $     2,490     $     3,080     $    22,400
 Receivables held by the Metris Master Trust       227,591          257,106          253,782         307,563         327,607
                                                ----------       ----------       ----------       ---------      ----------
 Managed                                       $   229,223      $   259,404      $   256,272     $   310,643     $   350,007
                                                ==========       ==========       ==========       =========      ==========
Net charge-off ratio annualized(3):
 Credit card loans                                    10.1%            13.2%            13.6%           15.3%           71.0%
 Receivables held by the Metris Master Trust          14.5%            15.5%            14.6%           17.0%           16.9%
 Managed                                              14.5%            15.5%            14.6%           17.0%           17.8%


(1)New vintages include credit card account originations between 2003 and 2005.
Historical vintages include credit card account originations and portfolio purchases prior to 2003.

(2)Included in period-end loans and average loans are principal receivables, accrued finance charges and net deferred acquisition costs.

(3)The net charge-off ratio for the three months ended March 31, 2004 was impacted by a portfolio of approximately $38 million in receivables accounted for as held for sale during the period.
